Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Tax Strategic Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      361,066  0.15             2,450,184         15.33


     Class B      436,099  0.09             4,466,360         15.30


     Class C      64,040   0.09             694,121           15.28


     Class I      26,141   0.18             146,418           15.37





     Evergreen Health Care Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             4,550,906         19.29


     Class B      0                 0.00             5,129,631         18.62


     Class C      0                 0.00             2,584,442         18.61


     Class I      0                 0.00             526,468           19.50





     Evergreen Utility Telecommunications Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,204,069         0.11              20,280,735        8.48


     Class B      574,251           0.08             7,044,178         8.48


     Class C      117,005           0.08             1,437,591         8.49


     Class I      11,280            0.12              90,403            8.49








     Evergreen Technology Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             1,321,810         5.71


     Class B      0                 0.00             844,063           5.53


     Class C      0                 0.00             441,641           5.52


     Class I      0                 0.00             308,852           5.78